Exhibit 99.1

Press Release

Lender Processing Services Completes Offering of Senior Notes Due 2023

Announces Receipt of Requisite Consents in Previously Announced Tender Offer for Senior Notes Due 2016

Calls for Redemption of Senior Notes Due 2016 that Remain Outstanding Following Completion of Tender Offer

JACKSONVILLE, Fla. – October 12, 2012 – Lender Processing Services, Inc. (NYSE: LPS) (the “Company”), a leading provider of integrated technology and services to the mortgage and real estate industries, announced today that it has closed its previously announced offering of $600 million aggregate principal amount of 5.75% Senior Notes due 2023 (the “Notes”). The net proceeds of the offering, along with cash on hand, are being used to purchase any of the 8.125% Senior Notes due 2016 (the “Old Notes”) tendered in the Company’s previously announced tender offer and consent solicitation (the “Tender Offer”), to redeem any notes not tendered in the Tender Offer, to prepay in full the outstanding Term B Loans under its senior credit facilities and to pay fees and expenses in connection with these transactions.

As part of the Tender Offer, the Company solicited consents from the holders of the Old Notes for certain proposed amendments that would eliminate or modify certain covenants and events of default as well as other provisions contained in the indenture governing the Old Notes (the “Proposed Amendments”). Adoption of the Proposed Amendments required consents from holders of at least a majority in aggregate principal amount outstanding of the Old Notes. The Company announced today it has received the requisite consents in the Consent Solicitation to execute a supplemental indenture to implement the Proposed Amendments pursuant to its Offer to Purchase and Consent Solicitation Statement, dated September 27, 2012 (the “Offer to Purchase”), and has entered into a supplemental indenture, dated October 12, 2012, to the indenture governing the Old Notes to implement the Proposed Amendments.

As of 5:00 p.m., Eastern Time, on October 11, 2012 (the “Consent Payment Deadline”), $286,090,000 million aggregate principal amount of the outstanding Old Notes (representing approximately 79.03% of the outstanding Old Notes) had been tendered. The Company has exercised its option to accept for payment and settle the Tender Offer with respect to Old Notes that were validly tendered at or prior to the Consent Payment Deadline (the “Early Settlement”). The Early Settlement occurred today concurrently with the closing of the offering of the Notes.

The Tender Offer will expire at midnight, Eastern Time, on October 25, 2012, unless the Tender Offer is extended or earlier terminated (the “Expiration Date”). Under the terms of the Tender Offer, holders of Old Notes who validly tender their Old Notes after the Consent Payment Deadline, but on or before the Expiration Date, and whose notes are accepted for purchase, will receive tender offer consideration of $1,014.38 per $1,000.00 in principal amount of Old Notes validly tendered plus accrued and unpaid interest from and including the most recent interest payment date, and up to, but excluding, the final settlement date, which is expected to occur on the first business day following the Expiration Date. As the Withdrawal Deadline of 5:00 p.m., Eastern Time, on October 11, 2012 has passed, previously tendered Old Notes can no longer be withdrawn and consents may no longer be revoked, other than in the limited circumstances set forth in the Offer to Purchase.

The Company today also delivered notice that it had called for redemption of all the Old Notes that remain outstanding following completion of the Tender Offer at a price equal to 104.063% of their face amount, plus accrued and unpaid interest to, but not including, the date of redemption. Payment for the redemption of the remaining Old Notes is expected to be made on November 13, 2012 (with interest accruing on the remaining Old Notes to November 11, 2012).

The tender agent and information agent for the tender offer and consent solicitation is D.F. King & Co., Inc. The sole dealer manager for the tender offer and solicitation agent for the consent solicitation is Wells Fargo Securities, LLC ((866) 309-6316 (toll-free) and (704) 715-8341 (collect)).

The Offer to Purchase and the related Letter of Transmittal (together, the “Offer Documents”) have been distributed to holders of Notes. Holders with questions or who would like additional copies of the offer documents may call the information agent, D.F. King & Co., Inc., at (212) 269-5550 (collect, for banks and brokers) or (800) 829-6551 (toll-free, for all others).

This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the Notes. The tender offer and the consent solicitation are being made only pursuant to the Offer Documents that the Company has distributed to noteholders. Noteholders and investors should read carefully the Offer Documents because they contain important information, including the various terms of and conditions to the tender offer and the consent solicitation. None of the Company, the dealer manager and the solicitation agent, the tender agent, the information agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer or deliver their consents in the consent solicitation. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities that may be sold pursuant to the proposed debt financing.

About Lender Processing Services

Lender Processing Services (NYSE: LPS) delivers comprehensive technology solutions and services, as well as powerful data and analytics, to the nation’s top mortgage lenders, servicers and investors. As a proven and trusted partner with deep client relationships, LPS offers the only end-to-end suite of solutions that provides major U.S. banks and many federal government agencies the technology and data needed to support mortgage lending and servicing operations, meet unique regulatory and compliance requirements and mitigate risk.

These integrated solutions support origination, servicing, portfolio retention and default servicing. LPS’ servicing solutions include MSP, the industry’s leading loan-servicing platform, which is used to service approximately 50 percent of all U.S. mortgages by dollar volume. The company also provides proprietary data and analytics for the mortgage, real estate and capital markets industries. Lender Processing Services is a Fortune 1000 company headquartered in Jacksonville, Fla., employing approximately 8,000 professionals. For more information, please visit www.lpsvcs.com.

Cautionary Statement About Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to successfully consummate the Senior Notes Offering, the proposed tender offer for our existing senior notes due 2016, the related consent solicitation, the redemption of any untendered existing notes, and the prepayment of our outstanding Term B Loans under our senior credit facilities; our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity (including among others, loan originations and foreclosures) on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the level of scrutiny being placed on participants in the foreclosure process; risks associated with federal and state enforcement proceedings, inquiries and examinations currently underway or that may be commenced in the future with respect to our default management operations, and with civil litigation related to these matters; the impact of continued delays in the foreclosure process on the timing and collectability of our fees for certain of our services; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

For more information:

Investor contact:	Media contact:
Nancy Murphy	Michelle Kersch
(904) 854-8640	(904) 854-5043
Nancy.Murphy@lpsvcs.com	Michelle.Kersch@lpsvcs.com

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